Exhibit 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 7, 2001, appearing on page 35 of the Company's 2000 Annual Report and incorporated into Exhibit 13.1 and page S-1 of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-16581, 33-83996, 33-84048, 333-03513, 333-59853, 333-59849, 333-06141,
333-34025, 333-75535, and 333-47310.


/s/ Arthur Andersen LLP


Atlanta, Georgia
March 27, 2001


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